Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)

FIRST QUARTER FISCAL YEAR 2020

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.

As previously announced, the conference call will be held April 30, 2020 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q1 Fiscal 2020 Summary (Quarter ended March 28, 2020)

•	Revenue: $126.2 million

•	Net income: $6.5 million, or 5.1% of revenue; non-GAAP net income: $6.8 million, or 5.4% of revenue

•	Net income per diluted share: $0.80; non-GAAP net income per diluted share: $0.84

•	Operating margin: 6.4%; non-GAAP operating margin: 6.8%

•	Non-GAAP EBITDA: $12.9 million, or 10.2% of revenue

•	Effective tax rate: 29.4%; non-GAAP effective tax rate: 29.3%

•	Utilization: 71%

•	Consultant headcount at the end of Q1 of fiscal 2020: 799, which consists of 135 officers, 442 other senior staff and 222 junior staff

•	Cash and cash equivalents: $15.8 million at March 28, 2020

Revenue

For Q1 of fiscal 2020, revenue was $126.2 million, compared with revenue of $105.8 million for Q1 of fiscal 2019.

Headcount

The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Officers	135	128	121	123	123
Other Senior Staff	442	434	412	378	387
Junior Staff	222	217	208	163	177
Total	799	779	741	664	687

Utilization

For Q1 of fiscal 2020, companywide utilization was 71%, compared with 75% for Q1 fiscal 2019.

Client Reimbursables

For Q1 of fiscal 2020, client reimbursables were $16.4 million, or 13.0% of revenue, compared with $12.8 million, or 12.1% of revenue, for Q1 of fiscal 2019.

Contingent Liability

For Q1 of fiscal 2020, the estimated value of the contingent consideration obligation increased from Q4 of fiscal 2019 by $0.4 million to $12.0 million at March 28, 2020. For Q1 of fiscal 2019, the estimated value of the contingent consideration obligation decreased from Q4 of fiscal 2018 by $0.2 million to $6.0 million at March 30, 2019.

The change in the value of the contingent liability is recorded as an increase (decrease) to cost of services (exclusive of depreciation and amortization) in the period reported.

Selling, General and Administrative (SG&A) Expenses

For Q1 of fiscal 2020, SG&A expenses were $24.1 million, or 19.1% of revenue, compared with $22.7 million, or 21.5% of revenue, for Q1 of fiscal 2019. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 2.2% of revenue for Q1 of fiscal 2020, compared with 3.2% in Q1 of fiscal 2019. Excluding these commissions, SG&A expenses were 16.9% of revenue for Q1 of fiscal 2020, compared with 18.3% in Q1 of fiscal 2019.

Depreciation & Amortization

For Q1 of fiscal 2020, depreciation and amortization expenses amounted to $2.9 million, or 2.3% of revenue, compared with $2.6 million, or 2.5% of revenue, for Q1 of fiscal 2019.

Forgivable Loan Amortization

For Q1 of fiscal 2020, forgivable loan amortization was $7.1 million, or 5.6% of revenue, compared with $6.2 million, or 5.9% of revenue, for Q1 of fiscal 2019.

Share-Based Compensation Expense

For Q1 of fiscal 2020, share-based compensation expense was approximately $0.7 million, or 0.5% of revenue, compared with $0.9 million, or 0.9% of revenue, for Q1 of fiscal 2019.

Operating Income

For Q1 of fiscal 2020, operating income was $8.1 million, or 6.4% of revenue, compared with operating income of $6.9 million, or 6.5% of revenue, for Q1 of fiscal 2019. Non-GAAP operating income was $8.5 million, or 6.8% of revenue, for Q1 of fiscal 2020, compared with $6.6 million, or 6.3% of revenue, for Q1 of fiscal 2019.

	Quarter ended
$ in 000’s	March 28, 2020	As a % of Revenue	March 30, 2019	As a % of Revenue
Income from operations	$8,095	6.4%	$6,855	6.5%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:

Non-cash valuation change in contingent consideration	430	0.3%	(217)	-0.2%
Non-GAAP Income from operations	$8,525	6.8%	$6,638	6.3%

Interest Income (Expense), net

For Q1 of fiscal 2020, net interest expense was $0.4 million, or 0.3% of revenue. Net interest expense for Q1 of fiscal 2019 was approximately zero.

Foreign Currency Gains (Losses), net

For Q1 of fiscal 2020, net foreign currency gains were $1.4 million, or 1.1% of revenue, compared with net foreign currency losses, of $(0.7) million, or (0.7)% of revenue, for Q1 of fiscal 2019.

Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.

Income Taxes

The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		NON-GAAP
	Q1		Q1
$ in 000’s	2020	2019	2020	2019
Tax Provision	$2,687	$1,435	$2,804	$1,377
Effective Tax Rate	29.4%	23.5%	29.3%	23.4%

	Quarter ended
$ in 000’s	March 28, 2020	As a % of Revenue	March 30, 2019	As a % of Revenue
Income before provision for income taxes	$9,155	7.3%	$6,100	5.8%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes

Non-cash valuation change in contingent consideration	430	0.3%	(217)	-0.2%
Non-GAAP income before provision for income taxes	$9,585	7.6%	$5,883	5.6%

GAAP provision for income taxes	$2,687		$1,435
Tax effect on non-GAAP adjustments	117		(58)
Non-GAAP provision for income taxes	$2,804		$1,377

Net Income

For Q1 of fiscal 2020, net income was $6.5 million, or 5.1% of revenue, or $0.80 per diluted share, compared with net income of $4.7 million, or 4.4% of revenue, or $0.56 per diluted share, for Q1 of fiscal 2019. Non-GAAP net income for Q1 of fiscal 2020 was $6.8 million, or 5.4% of revenue, or $0.84 per diluted share, compared with $4.5 million, or 4.3% of revenue, or $0.54 per diluted share, for Q1 of fiscal 2019.

Non-GAAP EBITDA

For Q1 of fiscal 2020, non-GAAP EBITDA was $12.9 million, or 10.2% of revenue, compared with $8.5 million, or 8.0% of revenue, for Q1 of fiscal 2019.

Constant Currency Basis

For Q1 of fiscal 2020, revenue was $126.2 million, and net income was $6.5 million, or 5.1% of revenue, or $0.80 per diluted share. On a constant currency basis relative to Q1 of fiscal 2019, Q1 of fiscal 2020 revenue would have been higher by $0.3 million to $126.5 million, GAAP net income would have increased by $0.1 million to $6.6 million, or 5.2% of revenue, and earnings per diluted share would have increased by $0.02 to $0.82.

For Q1 of fiscal 2020, revenue was $126.2 million, and non-GAAP net income was $6.8 million, or 5.4% of revenue, or $0.84 per diluted share. On a constant currency basis relative to Q1 of fiscal 2019, Q1 of fiscal 2020 revenue would have been higher by $0.3 million to $126.5 million, non-GAAP net income would have increased by $0.1 million to $6.9 million, or 5.5% of revenue, non-GAAP earnings per diluted share would have increased by $0.02 to $0.86, and non-GAAP EBITDA would have increased by $0.2 million to $13.1 million, or 10.3% of revenue.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics

Billed and unbilled receivables at March 28, 2020 were $149.3 million, compared with $144.4 million at December 28, 2019. Current liabilities at March 28, 2020 were $191.3 million, compared with $171.4 million at December 28, 2019.

Total Days Sales Outstanding, or DSO, for Q1 of fiscal 2020 was 103 days, consisting of 71 days of billed and 32 days of unbilled. This compares with 105 days reported for Q4 of fiscal 2019, consisting of 77 days of billed and 28 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents were $15.8 million at March 28, 2020, compared with $15.0 million at March 30, 2019.

Net cash used in operating activities for Q1 of fiscal 2020 was $65.4 million, compared with $56.6 million for Q1 of fiscal 2019.

As of March 28, 2020, outstanding borrowings under CRA’s revolving credit facility amounted to $70.0 million. At March 30, 2019, outstanding borrowings under CRA’s revolving credit facility amounted to $39.0 million.

Capital expenditures totaled $7.9 million for Q1 of fiscal 2020, compared with $0.8 million for Q1 of fiscal 2019.

During Q1 of fiscal 2020, CRA repurchased approximately 83,000 shares of common stock for $3.8 million, compared with Q1 of fiscal 2019, when approximately 87,000 shares of common stock were repurchased for $4.4 million.

A quarterly cash dividend of $0.23 per common share, for total dividends and dividend equivalents of $1.8 million was paid in Q1 of fiscal 2020, compared with a quarterly cash dividend of $0.20 per common share, for total dividends and dividend equivalents of $1.7 million paid in Q1 of fiscal 2019.

GAAP Condensed Consolidated Statement of Cash Flows

CRA has derived the condensed consolidated statement of cash flow data for the years ended December 28, 2019 and December 29, 2018 from its audited financial statements appearing on Form 10-K for fiscal year ended December 28, 2019, filed with the Securities and Exchange Commission on February 27, 2020. The condensed consolidated statement of cash flow data for the second and third fiscal quarters of fiscal year 2018, first, second and third fiscal quarters of fiscal year 2019, and the first quarter of fiscal year 2020 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal year ended December 28, 2019 and December 29, 2018 and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2020	2020	2019	2019	2019
Net cash provided by (used in) operating activities	$19,024	$(65,375)	$47,739	$26,202	$10,458
Net cash used in investing activities	(23,868)	(7,949)	(4,145)	(8,644)	(3,130)
Net cash provided by (used in) financing activities	6,159	64,115	(38,591)	(12,624)	(6,741)
Effect of foreign exchange rates on cash and cash equivalents	(455)	(612)	803	(689)	43
Net increase (decrease) in cash and cash equivalents	$860	$(9,821)	$5,806	$4,245	$630
Cash and cash equivalents at beginning of period	14,958	25,639	19,833	15,588	14,958
Cash and cash equivalents at end of period	$15,818	$15,818	$25,639	$19,833	$15,588

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2019	2019	2018	2018	2018
Net cash provided by (used in) operating activities	$20,161	$(56,567)	$44,583	$24,407	$7,738
Net cash used in investing activities	(12,973)	(774)	(2,068)	(4,440)	(5,691)
Net cash provided by (used in) financing activities	(1,610)	34,138	(16,217)	(16,740)	(2,791)
Effect of foreign exchange rates on cash and cash equivalents	(1,472)	133	(133)	(389)	(1,083)
Net increase (decrease) in cash and cash equivalents	$4,106	$(23,070)	$26,165	$2,838	$(1,827)
Cash and cash equivalents at beginning of period	10,852	38,028	11,863	9,025	10,852
Cash and cash equivalents at end of period	$14,958	$14,958	$38,028	$11,863	$9,025

Adjusted Net Cash Provided by (Used in) Operating Activities

Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash provided by (used in) operating activities. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities.

Adjusted Net Cash Flows from Operations	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2020	2020	2019	2019	2019
GAAP net cash provided by (used in) operating activities	$19,024	$(65,375)	$47,739	$26,202	$10,458
Forgivable loan advances	46,678	33,442	1,762	9,521	1,953
Forgivable loan repayments	(773)	-	(67)	(406)	(300)
Adjusted net cash provided by (used in) operating activities	$64,929	$(31,933)	$49,434	$35,317	$12,111

Net revenue	$471,602	$126,158	$119,185	$115,686	$110,573

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	4.0%	-51.8%	40.1%	22.6%	9.5%
Adjusted net cash provided by (used in) operating activities as a percentage of net revenue	13.8%	-25.3%	41.5%	30.5%	11.0%

Adjusted Net Cash Flows from Operations	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2019	2019	2018	2018	2018
GAAP net cash provided by (used in) operating activities	$20,161	$(56,567)	$44,583	$24,407	$7,738
Forgivable loan advances	29,474	21,930	1,219	6,704	(379)
Forgivable loan repayments	(463)	(400)	3	(66)	-
Adjusted net cash provided by (used in) operating activities	$49,172	$(35,037)	$45,805	$31,045	$7,359

Net revenue	$424,021	$105,849	$108,763	$103,871	$105,538

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	4.8%	-53.4%	41.0%	23.5%	7.3%
Adjusted net cash provided by (used in) operating activities as a percentage of net revenue	11.6%	-33.1%	42.1%	29.9%	7.0%

NON-GAAP FINANCIAL MEASURES

In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described below are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash provided by (used in) operating activities is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to non-GAAP net income, non-GAAP EBITDA, non-GAAP income from operations and non-GAAP provision for income taxes in these remarks are as follows: for the first quarter of each of fiscal 2020 and fiscal 2019, the adjustments exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. The adjustments made to non-GAAP adjusted net cash provided by (used in) operating activities add back forgivable loan issuances, net of repayments. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FISCAL QUARTERS ENDED

MARCH 28, 2020 COMPARED TO MARCH 30, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	March 28, 2020	As a % of Revenue	March 30, 2019	As a % of Revenue
Revenues	$126,158	100.0%	$105,849	100.0%
Cost of services (exclusive of depreciation and amortization)	90,997	72.1%	73,635	69.6%
Selling, general and administrative expenses	24,123	19.1%	22,743	21.5%
Depreciation and amortization	2,943	2.3%	2,616	2.5%
Income from operations	8,095	6.4%	6,855	6.5%

Interest expense, net	(362)	-0.3%	(11)	0.0%
Foreign currency gains (losses), net	1,422	1.1%	(744)	-0.7%
Income before provision for income taxes	9,155	7.3%	6,100	5.8%
Provision for income taxes	2,687	2.1%	1,435	1.4%
Net income	$6,468	5.1%	$4,665	4.4%

Net income per share:
Basic	$0.83		$0.58
Diluted	$0.80		$0.56

Weighted average number of shares outstanding:
Basic	7,805		8,015
Diluted	8,037		8,346

CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS ENDED

MARCH 28, 2020 COMPARED TO MARCH 30, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	March 28, 2020	As a % of Revenue	March 30, 2019	As a % of Revenue
Revenues	$126,158	100.0%	$105,849	100.0%

Net income	$6,468	5.1%	$4,665	4.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	430	0.3%	(217)	-0.2%
Tax effect on adjustments	(117)	-0.1%	58	0.1%
Non-GAAP net income	$6,781	5.4%	$4,506	4.3%

Non-GAAP net income per share:
Basic	$0.87		$0.56
Diluted	$0.84		$0.54

Weighted average number of shares outstanding:
Basic	7,805		8,015
Diluted	8,037		8,346

CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS ENDED

MARCH 28, 2020 COMPARED TO MARCH 30, 2019

(IN THOUSANDS)

	Fiscal Quarter Ended
	March 28, 2020	As a % of Revenue	March 30, 2019	As a % of Revenue
Revenues	$126,158	100.0%	$105,849	100.0%

Net income	$6,468	5.1%	$4,665	4.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	430	0.3%	(217)	-0.2%
Tax effect on adjustments	(117)	-0.1%	58	0.1%
Non-GAAP net income	$6,781	5.4%	$4,506	4.3%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	362	0.3%	11	0.0%
Provision for income taxes	2,804	2.2%	1,377	1.3%
Depreciation and amortization	2,943	2.3%	2,616	2.5%
Non-GAAP EBITDA	$12,890	10.2%	$8,510	8.0%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	March 28,	December 28,
	2020	2019
Assets
Cash and cash equivalents	$15,818	$25,639
Accounts receivable and unbilled services, net	149,263	144,410
Other current assets	26,358	14,028
Total current assets	191,439	184,077

Property and equipment, net	66,626	61,295
Goodwill and intangible assets, net	93,960	94,980
Right-of-use assets	125,688	130,173
Other assets	72,495	62,718
Total assets	$550,208	$533,243

Liabilities and Shareholders’ Equity
Accounts payable	$23,668	$26,069
Accrued expenses	77,714	121,301
Current portion of lease liabilities	12,432	12,847
Revolving line of credit	70,000	-
Other current liabilities	7,509	11,193
Total current liabilities	191,323	171,410
Non-current portion of lease liabilities	144,079	146,551
Other non-current liabilities	18,446	17,531
Total liabilities	353,848	335,492

Total shareholders’ equity	196,360	197,751
Total liabilities and shareholders’ equity	$550,208	$533,243

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fiscal Quarter Ended
	March 28,	March 30,
	2020	2019
Operating activities:
Net income	$6,468	$4,665
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	6,314	5,840
Accounts receivable and unbilled services	(6,829)	(2,924)
Working capital items, net	(71,328)	(64,148)
Net cash used in operating activities	(65,375)	(56,567)

Investing activities:
Purchases of property and equipment	(7,949)	(774)
Net cash used in investing activities	(7,949)	(774)

Financing activities:
Issuance of common stock, principally stock option exercises	151	1,526
Borrowings under revolving line of credit	70,000	39,000
Tax withholding payments reimbursed by shares	(390)	(388)
Cash paid on dividend equivalents	(40)	(35)
Cash dividend paid to shareholders	(1,796)	(1,616)
Repurchases of common stock	(3,810)	(4,349)
Net cash provided by financing activities	64,115	34,138

Effect of foreign exchange rates on cash and cash equivalents	(612)	133

Net decrease in cash and cash equivalents	(9,821)	(23,070)
Cash and cash equivalents at beginning of period	25,639	38,028

Cash and cash equivalents at end of period	$15,818	$14,958

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$370	$1,906
Asset retirement obligations	$155	$-
Right-of-use assets obtained in exchange for lease obligations	$-	$713
Right-of-use assets related to the adoption of ASC 842	$-	$82,329
Lease liabilities related to the adoption of ASC 842	$-	$106,765
Supplemental cash flow information:

Cash paid for taxes	$695	$298
Cash paid for interest	$245	$59
Cash paid for amounts included in operating lease liabilities	$5,039	$4,627